UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 12, 2012
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2012, Stage Stores, Inc. (the “Company”) entered into an Employment Agreement with Michael Glazer, the Company’s President and Chief Executive Officer.   A brief description of the terms and conditions of the Employment Agreement is found in Item 5.02 of this Form 8-K.  A copy of the Employment Agreement will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q to be filed on or before September 6, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        Entry into Employment Agreement with President and Chief Executive Officer

On June 12, 2012 (the “Effective Date”), the Company entered into an Employment Agreement with Michael L. Glazer, the Company’s President and Chief Executive Officer. Among others, the Employment Agreement contains the following terms and conditions:

1. Employment Term.  The Employment Agreement shall continue in effect for a period of thirty-six (36) months commencing from the Effective Date (the “Initial Term”). Upon the expiration of the Initial Term or any Renewal Period (as hereafter defined), the term of employment shall automatically be extended for an additional thirty-six (36) month period (a “Renewal Period”), unless either the Company or Mr. Glazer notifies the other party in writing at least thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Period that the Employment Agreement shall not be extended upon such expiration.

2. Base Salary.  Mr. Glazer will receive a base salary of $850,000 per year, or such other rate as the Company’s Board of Directors (the “Board”) may designate from time to time (the “Base Salary”).  Mr. Glazer’s performance shall be evaluated annually in March of each year. Any future Base Salary increases will be based on his individual performance and will be approved by the Board in its sole discretion.

3. Incentive Compensation.   For any fiscal year ending during the Employment Period, the Board may, but is not obligated to, award incentive compensation to Mr. Glazer based upon the Company’s operating results for and Mr. Glazer’s performance during such fiscal year and such other performance objectives, targets and criteria for Mr. Glazer that the Board may establish and adjust for that fiscal year (the “Incentive Compensation”).  The amount of any Incentive Compensation shall be calculated as a percentage of the Base Salary (current Target Rate is 100% of Base Salary) in effect during that fiscal year, which percentage shall be determined and may be adjusted by the Board (the “Target Rate”) based on such results, performance and objectives.

            4. Medical, Dental and Other Benefits. Mr. Glazer shall be eligible to enroll and participate in any and all benefit plans the Company provides to its senior level executives, which may include, but not be limited to, medical and dental coverage, life and disability insurance, retirement plans and deferred compensation plans.

5.  Automobile Allowance.  The Company shall provide Mr. Glazer with an automobile allowance in the amount of $1,000 per month to be allocated in Mr. Glazer’s discretion, or such other monthly amount designated by the Board.

6.  Financial Planning Allowance.  The Company shall pay Mr. Glazer an allowance for any expense incurred by him in the preparation of taxes, estate planning or financial counseling in the amount of $10,000 per calendar year, or such other annual amount designated by the Board.

7.  Termination Benefits.  Mr. Glazer is entitled to certain termination benefits as set forth in the Employment Agreement in the event that he resigns for Good Reason or the Company terminates his employment without Good Cause. Upon such terminations, Mr. Glazer will be entitled to receive:

(a) earned and unpaid Base Salary, unreimbursed business expenses due him and any medical, dental and other benefits due him through the date of termination,

(b) the following payments upon his execution of a release of all claims:

(i)
If his employment is terminated without Good Cause during the first year of employment (during the twelve (12) month period ending on or before April 19, 2013), he shall be entitled to one (1) year’s Base Salary at the rate of pay in effect at the time of termination.  In addition, all unvested shares of stock set forth in his Restricted Stock Award Agreements will immediately vest.

(ii)
If his employment is terminated without Good Cause on a date following his first anniversary in the position of President and Chief Executive Officer (that date being April 19, 2013), he will be paid two (2) years Base Salary at the rate of pay in effect at the time of termination.  In addition, all unvested shares of stock set forth in his Restricted Stock Award Agreements will immediately vest.  In addition, any shares set forth in his Performance Based Share Agreements which are unvested at the time of termination and are at the fiftieth (50th) percentile achievement level or higher (with regard to the grants performance parameters) will vest and be paid to him in a pro-rata portion, based upon the number of months he has served during the thirty-six (36) month vesting period set forth in each applicable Performance Based Share Award Agreement. For example, if his employment is terminated without Good Cause after 18 months of employment during the applicable vesting period, 50% of the performance based shares that would have been earned at the achievement level on the date of termination, shall vest and be paid to him.

(c) any Incentive Compensation for the fiscal year in which the termination occurs pro-rated through the date of termination; provided, however, he shall not receive any portion of the Incentive Compensation  unless the Board determines that he would have been entitled to receive any Incentive Compensation for the fiscal year in which the termination occurred.

8.  Change in Control. In the event a Change in Control occurs and during the period beginning six (6) months before the Change in Control and ending twenty-four (24) months after the Change in Control: (i) the Employment Agreement is terminated by the Company or its successor without Good Cause, or (ii) the Employment Agreement is terminated by Mr. Glazer without Good Reason, Mr. Glazer will be entitled to receive: (i) earned and unpaid Base Salary, unreimbursed business expenses due him and any medical, dental and other benefits due him or otherwise accrued and unpaid, through the date of such termination, and subject to his execution of a release of claims, (ii) three times the aggregate of (x) the Base Salary plus (y) the Incentive Compensation at the Target Rate in effect as of the date of such termination, and (iii) any Incentive Compensation for the fiscal year in which such termination occurs pro-rated through the date of termination at the Target Rate, (iv) continuation of the medical, dental and other benefits under which he is participating as of the date of such Change in Control for a period of thirty-six (36) months from the date of termination provided that such continuation of benefits shall be pursuant to COBRA, with the Company paying such portions of the applicable premiums as it would have paid had Mr. Glazer  continued to be a full-time active employee of the Company for such period with no changes to such benefits or plans, (v) payment of outplacement services for a period of twelve (12) months from the date of such Change in Control or termination; provided, however, the aggregate amount of such payments shall not exceed $15,000.00, and (vi) continuation of the financial planning allowance for a period of thirty-six (36) months from termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

June 14, 2012	/s/ Richard E. Stasyszen
(Date)	Richard E. Stasyszen
Senior Vice President, Finance and Controller